                                                                   EXHIBIT 10.95

                                            Application for an order granting
                                           confidential treatment pursuant to
                                        Rule 24b-2 of the Securities Exchange
                                       Act of 1934 has been or will be timely
                                    made. Confidential portions of this docu-
                                   ment have been redacted and marked with an
                                  [*] and have been filed with the Securities
                                 and Exchange Commission separately with such
                                                                 application.


                          CHEMICAL PEEL MANUFACTURING
                           AND SALE LICENSE AMENDMENT


            This Amendment is between Collagen corporation ("Collagen") and Cosmederm Technologies, Inc. ("Cosmederm"), effective February 27, 1998.

                                    RECITALS

            A. Collagen and Cosmederm are party to a License, Supply and International Distribution Agreement dated as of September 6, 1996 (the "Original Agreement"). Pursuant to Section 7.1 of the Original Agreement, Cosmederm proposed a chemical peel product to Collagen (the "Peel Product"). As of July 1, 1997 the parties entered into an amendment of the Original agreement (the "Development Amendment"), calling for the development of the Peel Product. The Parties now wish to amend the Original Agreement to provide for the manufacture and sale of the Peel Product.

                                   AGREEMENT

            1. The Peel Product is added to Section 2.5 and Exhibit A of the Original Agreement as a Licensed Product. Except as set forth in this Amendment, all provisions of the Original Agreement shall be applicable to the Peel Product as a Licensed Product.

            2. The Peel Product shall be manufactured by Cosmederm in "18-treatment kits," each consisting of a 2 ounce bottle of degreaser, a 2 ounce bottle of 70% glycolic peel, 2 ounce bottle of neutralizer, and 18 0.25 ounce tubes of post-peel moisturizer. Cosmederm's shipments shall be in bulk-packed, customer-ready packaging. The transfer price for each "18-treatment kit" shall be the greater of [*], or [*] of Collagen's Average Realized Price for such Peel Product for the calendar quarter in which Cosmederm's shipment is made. Collagen shall initially pay the transfer price based on the [*] amount;
within 30 days after the end of each calendar quarter, Collagen shall calculate the Average Realized Price for such quarter and send Cosmederm a statement of such calculation, accompanied by payment of any indicated increment (if the [*] price for such quarter was higher than the [*] price).

            "Average Realized Price" means the average per-unit amount actually received by Collagen from the sale or transfer of the Peel Product, with gross revenues (including any revenues from extra sample units beyond those contemplated by Paragraph 3 of this Amendment) reduced by (i) promotional allowances, rejections (product refused by customer), returns, volume discounts, and, to the extent included in Collagen's sale or




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     transfer price, (ii) freight, transport, packaging, insurance charges associated with transportation, taxes, tariffs and import/export duties. None of the above reductions shall be allowed, in any case, unless it is delineated as a clear line item on Collagen's invoice; provided that for non-U.S. invoices if it is not Collagen's normal practice in the particular country to include any such item as a clear line item on the invoice, the reduction shall be allowed for such item if Collagen provides clear equivalent documentation of the item amount.

If Collagen changes the packaging requirement, the transfer price will be renegotiated.

     3. Cosmederm will manufacture for Collagen [*] "unit dose" peels, consisting of unit dose "samples" of each of the four peel products in unit dose packaging. These unit dose peels will e used for a special launch activity in the USA and will not be sold to physicians. Cosmederm and Collagen will address other geographical launches as appropriate. The special transfer price for the [*] unit dose peels is [*] each.

     4. If Cosmederm is in Chapter 7 bankruptcy proceedings and is no longer conducting full operations, Collagen shall have a right (equivalent to the right under Section 4.1 of the Original Agreement) to manufacture and have manufactured all the Licensed Products, including the Peel Product. The royalty provisions of Section 6.3-6.7 of the Original Agreement would apply.

     5. If any Licensed Product, including the Peel Product, is sold together with any other product(s) for a "package discount" price, then for the purpose of calculating royalties, Net Sales, Average Realized Price or any other applicable value, the gross revenues and applicable reduction items for such Licensed Product in such package shall be deemed to be allocated between such Licensed Product and the other package product(s) in accordance with the formula A/(A+B), where A is the standalone wholesale list price of such Licensed Product and B is the standalone wholesale list price of the other package product(s).

     6. If Collagen requires from Cosmederm, with regard to the Peel Product, any additional research, development,packaging, manufacturing, and marketing claims support work which is over and above that specified in the Development Amendment, Cosmederm shall be entitled to be paid for such additional work at Cosmederm's standard rates.

     7. If addition to all other royalties and other payments due from Collagen to Cosmederm under the Original Agreement (including the Development Amendment), there shall be an overriding royalty of [*] of Net Sales of all Licensed Products sold by Collagen for end use in Europe (the "European Non-Recurring Overriding Royalty") and an overriding royalty of [*] of Net Sales of all Licensed Products sold by Collagen for end use outside


                                       2.


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Europe (the "Non-European Non-Recurring Overriding Royalty"). The European
Non-Recurring Overriding Royalty shall cease after [*] of European
Non-Recurring Overriding Royalty payments have accrued on a cumulative basis. The Non-European Non-Recurring Overriding Royalty shall cease after [***] of Non-European Non-Recurring Overriding Royalty payments have accrued on a cumulative basis. Payment of the European and Non-European Non-Recurring Overriding Royalties shall be on a quarterly basis under Sections 6.3-6.7 of the Original Agreement, as the accrue.

     8. Collagen shall forthwith lend Cosmederm [*] against delivery by Cosmederm of a convertible note in the form of Exhibit A hereto.

     9. Except as expressly set forth herein the Original Agrement (as modified by the Development Amendment) remains unchanged and in full force and effect.

                              COLLAGEN CORPORATION


                              By:  /s/ REBECCA A. STIRN
                                 ----------------------------------------
                                   Rebecca A. Stirn
                                   V.P. Sales and Marketing


                              COSMEDERM TECHNOLOGIES, INC.


                              By:  /s/ DEV PURKAYASTHA
                                 ----------------------------------------
                                   Dev Purkayastha, Chief Executive
                                   Officer


                                       3.


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                                   EXHIBIT A

                                                           San Diego, California
                                                               February 27, 1998


                          COSMEDERM TECHNOLOGIES, INC.

                          CONVERTIBLE PROMISSORY NOTE


     Cosmederm Technologies, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to Collagen Corporation, or order (the "Holder"), the principal amount of [*] (the "Amount").

     1.   Convertible Promissory Note ("Note").

          1.1 Interest Rate. This Note shall not bear interest before maturity. From and after maturity, this Note shall bear simple interest at 10% per annum.

          1.2 Payment. Subject to the provisions of Section 2 regarding conversion of this Note, the Amount shall become due and payable on [*]. Payment and any prepayment under Section 1.3 below shall be made at the offices or residence of the Holder, or at such other place as the Holder shall have designated to the Company in writing, in lawful money of the United States of America.

          1.3 Prepayment. This Note may be prepaid, in whole or in part, at any time without premium or penalty.

     2.   Conversion.

          2.1 Mandatory Conversion. In the event the Company completes a subsequent equity financing in which shares of the Company's Preferred Stock are issued and in which the Company raises at least [*] excluding conversion of this Note (a "Qualified Equity Financing"), the Amount shall automatically and immediately be converted into that number of fully paid and nonassessable shares of the series of Preferred Stock of the Company sold in the Qualified Equity Financing (the "New Equity Shares") as is equal to the Amount divided by the per share purchase price of the New Equity Shares (the "Per Share Price"), with any fraction of a share rounded down to the next whole share of the New Equity Shares. Notwithstanding the foregoing, if the equity financing occurs in connection with a transaction described in (i) or (ii) below, the definition of a Qualified Equity Financing shall not include such equity financing unless the Company and the third party entering into such transaction mutually so determine: (i) any arrangement between the Company and any third party for any research or development involving the Company (including, without limitation, any arrangement that includes provision for research support, product development and/or testing support) or (ii) any arrangement to commercialize any products resulting from the research or development programs of the Company

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(including, without limitation, an arrangement to develop, make, use and/or sell any such products). The Holder shall have no right to negotiate any of the terms or conditions upon which the New Equity Shares shall be issued, which negotiation shall be conducted solely among the Company and the purchasers of the New Equity Shares.

          2.2 Optional Conversion. The Company shall notify the Holder if the Company decides that it will no longer be seeking to complete before [*] a Qualified Equity Financing. From and after the date of delivery of such notice, or, if there is no such notice, then from and after [*] (provided that the Company has not completed a Qualified Equity Financing before [*]), at the option of either the Holder or the Company the Amount shall be converted into that number of fully paid and nonassessable shares of Series C Preferred Stock of the Company as is equal to the Amount divided by [*] with any fraction of a share rounded down to the next whole share of Series C Preferred Stock.

          2.3 Conversion Procedure. Written notice of the Qualified Equity Financing shall be delivered to the Holder of this Note on or before the scheduled closing date of the Qualified Equity Financing (the "Conversion Date"), at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice (or, if no such address appears or is given, at the place where the principal executive office or residence of the Holder is located), notifying the Holder of the conversion to be effected, including specifying (i) the Amount, (ii) the Per Share Price,
(iii) a term sheet setting forth the rights, preferences, privileges and terms and conditions of issuance and sale of the New Equity Shares and (iv) the Conversion Date.

          2.4 Optional Conversion Procedure. Written notice of the Company's exercise of its conversion option under Section 2.2 shall be delivered to the Holder of this Note on or before the scheduled conversion date, at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice (or, if no such address appears or is given, at the place where the principal executive office or residence of the Holder is located), notifying the Holder of the conversion to be effected, including specifying (i) the Amount, (ii) the [*] conversion price, and (iii) the conversion date. Written notice of the Holder's exercise of its conversion option under Section 2.2 shall be delivered to the Company (accompanied by this Note) on or before the scheduled conversion date, notifying the Company of the conversion to be effected and the conversion date.

          2.5 Termination of Rights Upon Mandatory or Optional Conversion. Conversion shall be deemed effective on the scheduled conversion date and the Holder of this Note shall have no further rights under this Note, whether or not this Note is surrendered. The Holder is nonetheless obligated to surrender this Note. Notwithstanding the foregoing, conversion at the option of the Holder under Section 2.2 cannot be effected without surrender of this Note.

          2.6 Delivery of Stock Certificates. As promptly as practicable after any conversion of this Note, the Company, at its expense, shall issue and deliver to the Holder of this Note a certificate or certificates evidencing the number of full shares of Preferred Stock issuable to Holder upon any such conversion.




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          2.7  Full Participation. Upon conversion, the Holder shall be given the opportunity to become a party, by signature thereon, to all investor agreements which are part of the Qualified Equity Financing or, as the case may be, to add the new Series C shares to the investor agreements which apply to the September 1996 Series C round.

     3.   Miscellaneous.

          3.1 Acceleration. Upon the happening of any of the following events, the Holder may, at its option, declare immediately due and payable the entire unpaid principal amount of this Note, together with all interest thereon, plus any other amounts payable at the time of such declaration pursuant to this Note. Such events are the following: (1) the Company shall admit in writing its inability to pay its debts as they become due, shall make a general assignment for the benefit of creditors or shall file any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors; or (2) an involuntary petition shall be filed against the Company under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors unless such petition shall be dismissed or vacated within sixty (60) days of the date thereof.

          3.2 Transfer of Note. This Note shall not be transferable or assignable in any manner and no interest shall be pledged or otherwise encumbered by the Holder without the express written consent of the Company, and any such attempted disposition of this Note or any portion hereof shall be of no force or effect.

          3.3 Titles and Subtitles. The titles and subtitles used in this Note are for convenience only and are not to be considered in construing or interpreting this Note.

          3.4 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

          3.5 Amendments and Waivers. This Note may not be amended or waived (either generally or in a particular instance and either retroactively or prospectively), except with the written consent of the Company and the Holder.

          3.6 Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          3.7 Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of California, without giving effect to its conflicts of laws principles.

                                             COSMEDERM TECHNOLOGIES, INC.,
                                             a Delaware corporation



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